UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2009

Adaptec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

691 S. Milpitas Blvd.
Milpitas, California    95035
(Address of principal executive offices including zip code)

(408) 945-8600
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

        On May 7, 2009, Adaptec, Inc. (the "Company") announced its financial results for the quarter and year ended March 31, 2009.  A copy of the Company's press release announcing these financial results is attached as Exhibit 99.1 to this Current Report on Form 8-K.

        To supplement its condensed consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides enhance the ability of the investment community to review the Company's results and projections.

        The non-GAAP financial information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP financial measures presented by the Company may be different than the non-GAAP financial measures presented by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

        The Company excludes the following expenses, gains and losses from its non-GAAP financial measures, when applicable:

Stock-based compensation expense: Stock-based compensation expense consists of expenses recorded under SFAS 123(R), "Share-Based Payment," in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation expense from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period- over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

Management liquidation pool: The management liquidation pool of $5.6 million was included as part of the total consideration to acquire Aristos Logic Corporation. Under the merger agreement, the Company paid $3.2 million upon closing the merger transaction. The remaining $2.4 million is payable within twelve months from the acquisition date, to certain employees of the acquired company, contingent upon their continued employment with the Company. The Company excludes expenses associated with the management liquidation pool as these payments were instituted as a component of the acquisition process and do not reflect the Company's ongoing business.

Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, customer relationships and backlog that were acquired from prior acquisitions. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangible assets in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense. The amortization of acquisition-related intangible assets for core and existing technologies and backlog from the Company's acquisition of Aristos Logic Corporation is being reflected as cost of revenues, while the amortization of acquisition- related intangible assets for customer relationships is being reflected as part of operating expenses.

Restructuring charges, other charges (gains), net, and impairment of goodwill: Restructuring charges primarily relate to activities engaged in by the Company's management to simplify its infrastructure. Other charges (gains), net, primarily relate to an impairment of acquisition-related intangible assets from a prior acquisition and a gain on sale of long-lived assets. Restructuring charges, other charges (gains), net, and impairment of goodwill, are excluded from non-GAAP financial measures because they are not considered to be part of core operating activities and the occurrence of such costs is infrequent. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete, individual event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures, as it enhances the ability of investors to compare the Company's period-over-period operating results. In addition, the Company excludes impairment of goodwill, including the impairment of acquisition-related intangible assets recorded as part of other charges (gains), net, from non-GAAP financial measures because such charges are a non-cash measurement that do not reflect the Company's ongoing business.

Gain on extinguishment of debt and sale of marketable equity securities: The gain on extinguishment of debt relates to repurchases of the Company's 3/4% convertible notes in the open market. The gain on marketable equity securities relates to the sale of shares of a publically traded company in the open market due to the planned merger between the publically traded company and another company announced in February 2009. The gain on extinguishment of debt and sale of marketable equity securities are excluded from non-GAAP financial measures because the occurrence of such costs is infrequent, which would affect the ability of investors to compare the Company's period-over-period operating results, and because the Company does not believe that these activities are reflective of gains and losses customarily incurred in the management of its cash resources.

Income taxes: Income taxes relates to incremental income taxes associated with certain non- GAAP items and tax provisions and refunds from certain discrete tax events that occurred during fiscal 2009.

Discontinued operations: Discontinued operations relates to the sale of the Snap Server NAS business. Certain items from discontinued operations are excluded from non-GAAP financial measures, which include the gain (loss) on disposal of discontinued operations and certain expenses discussed above related to stock-based compensation, amortization of acquisition-related related intangible assets and income taxes. The gain (loss) on disposal of discontinued operations is excluded from non-GAAP financial measures because the occurrence of such costs is infrequent, which would affect the ability of investors to compare the Company's period-over-period operating results, and because the Company does not believe that this activity is reflective of gains and losses customarily incurred in the management of its cash resources.

        The information in this report shall not be treated as "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly stated by specific reference in such filing.

Item 2.06 Material Impairments

        As provided in the press release attached as exhibit 99.1, the financial statements for the fourth quarter and year ended March 31, 2009 reflect a non-cash goodwill impairment charge of $16.9 million to the Statement of Operations. This charge was the result of the Company's annual review of goodwill, which was conducted in the fourth quarter of fiscal 2009 in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Asset." The Company concluded that goodwill, related to the acquisition of Aristos Logic Corporation, was impaired, primarily due to a significant and continued decline in the market value of its common stock, which resulted in its market capitalization falling below its net book value. As the goodwill impairment charge is a non-cash transaction, it will not have an impact on future cash expenditures.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

The exhibit listed below is furnished pursuant to Item 2.02 hereof and shall not be deemed "filed" under the Securities Exchange Act of 1934.

99.1	Press release issued by Adaptec, Inc. on May 7, 2009.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptec, Inc.

By: /s/ MARY L. DOTZ Mary L. Dotz Chief Financial Officer

May 7, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1*	Press release issued by Adaptec, Inc. on May 7, 2009. Also provided in PDF format as a courtesy.

__________

*   This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934.